UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2010

OPTi, Inc.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction

of Incorporation)

0-21422	77-0220697
(Commission File Number)	(IRS Employer Identification Number)

3430 W Bayshore Drive, Suite 103

Palo Alto, California 94303

(Address of principal executive offices including zip code)

(650) 213-8550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

OPTi Inc. (“OPTi”) (OTCBB:OPTI) entered into a Settlement and License Agreement with Apple Inc. on December 6, 2010 (the “Agreement”). OPTi is to receive monetary compensation on the terms and conditions set forth in the Agreement. OPTi filed a Current Report on Form 8-K on December 22, 2010 (the “Original Form 8-K”), with the Securities and Exchange Commission in connection with the execution of the Agreement. OPTi is filing this Amendment No. 1 to the Original Form 8-K to amend the exhibit index in the Original Form 8-K by marking exhibit 10.1 in the exhibit index to indicate that portions of the exhibit have been omitted pursuant to a request for confidential treatment. Except as set forth on this page, all other items of the Original Form 8-K are unchanged.

Item 1.01. Entry into a Material Definitive Agreement

Item 9.01. Financial Statements and Exhibits

SIGNATURES

Exhibit 10.1

Item 1.01.	Entry into a Material Definitive Agreement

OPTi Inc. and Apple Inc. Enter Into Settlement and License Agreement

OPTi Inc. (“OPTi” or the “Company”) (OTCBB:OPTI) entered into a Settlement and License Agreement with Apple Inc. (“Apple”) on December 6, 2010 (the “Agreement”). The Company is to receive monetary compensation on the terms and conditions set forth in the Agreement.

On January 16, 2007, the Company announced that it had filed a patent infringement lawsuit in the United States District Court for the Eastern District of Texas against Apple for infringement of a U.S. patent. The patent at issue at trial was U.S. Patent No. 6,405,291 entitled “Predictive Snooping of Cache Memory for Master-Initiated Accesses”. The complaint alleged that Apple infringed the patent by making, selling, and offering for sale desktop and portable computers and servers incorporating Predictive Snooping technology.

The Court ruled that Apple had infringed the OPTi patent at issue on April 3, 2009. On April 23, 2009 a jury from the United States District Court for the Eastern District of Texas ruled in OPTi’s favor in the patent infringement trial against Apple Inc. Apple filed a number of post-trial motions seeking to reverse the jury verdict or to secure a new trial on a variety of issues.

On December 3, 2009, the Court issued the final judgment in OPTi’s favor on all counts except for willful infringement, also denying OPTi’s request for attorneys’ fees. Apple appealed to the United States Court of Appeals for the Federal Circuit on all counts entered against it by the District Court and OPTi cross-appealed on willful infringement. The Agreement resolves all matters in the civil action OPTi brought against Apple in the United States District Court for the Eastern District of Texas and the Apple and OPTi appeals.

OPTi believes that the settlement, while less than the jury verdict received, eliminates any uncertainty for the Company and its shareholders in this case and diminishes uncertainty with respect to pending and future litigations involving OPTi’s pre-snoop patents.

OPTi has a long-standing commitment to distributing all excess proceeds to its shareholders, and the Company remains dedicated to continuing this commitment. Once the Company has completed all of the required analysis, it will make further announcements on the timing and amount of any distributions.

Information set forth herein constitutes and includes forward looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and involves risks and uncertainties. The Company’s actual results, including the final outcome of its pending legal actions and the success of the Company’s strategy for pursuing its patent infringement claims may differ significantly from the results discussed in the forward looking statements as a result of a number of factors, including the Company’s ongoing efforts to enforce its intellectual property rights including its current litigation efforts, the willingness of the parties the Company believes are infringing its patents to settle the Company’s claims against them, the amount of litigation costs the Company must incur in pursuing its patent infringement claims, the degree to which technology subject to our intellectual property rights is used by other companies in the personal computer and semiconductor industries and our ability to obtain license revenues from them, changes in intellectual property law in such industries and in general and other matters. Readers are encouraged to refer to “Factors Affecting Earnings and Stock Price” found in the Company’s latest Form 10-K and 10-Q filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1*	Settlement and License Agreement by and between the Company and Apple Inc., dated as of December 6, 2010

*	Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted portions are indicated in this exhibit with [***].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2011

OPTi, Inc.

By:	/S/ MICHAEL MAZZONI
Michael Mazzoni
Chief Financial Officer

EXHIBIT INDEX

10.1*	Settlement and License Agreement by and between the Company and Apple Inc., dated as of December 6, 2010

*	Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted portions are indicated in this exhibit with [***].